UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 December 31, 2002
                Date of Report (Date of Earliest Event Reported)
                        EYE CARE CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)
                           TEXAS  33-70572  74-2337775
                       (State of (Commission (IRS Employer
                 Incorporation) File Number) Identification No.)
                                11103 WEST AVENUE
                            SAN ANTONIO, TEXAS 78213
               (Address of Principal Executive Offices) (Zip Code)
                                 (210) 340-3531
              (Registrant's telephone number, including area code)


                              ITEM 5. OTHER EVENTS

     Eye Care Centers of America, Inc. (the "Company"), the third largest retail optical chain in the United States, announced today that it has entered into senior secured credit facilities (the "Facilities") with Fleet National Bank ("Fleet"), acting as the administrative agent, and Bank of America, N.A., acting as the syndication agent. The Facilities consist of (i) the $55.0 million term loan facility (the "Term Loan A"); (ii) the $62.0 million term loan facility (the "Term Loan B"); and (iii) the $25.0 million revolving credit facility (the "Revolver").

     The proceeds of the Facilities shall be used to (i) pay long term debt outstanding under the previous bank credit facility, (ii) redeem up to $20.0 million face value of subordinated debt at a cost not to exceed $17.0 million, and (iii) pay fees and expenses incurred in connection with the Facilities. Thereafter, the Facilities shall be available to finance working capital requirements and general corporate purposes.

     Borrowings made under the Facilities shall accrue interest at the Company's option at the Base Rate or the LIBOR rate, plus the applicable margin. Base Rate shall mean a floating rate equal to the higher of (i) the Fleet prime rate and
(ii) the overnight Federal Funds Rate plus 1/2%. Pricing for the Revolver will be at LIBOR plus 4.50% (Base Rate plus 3.50%), Term Loan A will be at LIBOR plus 4.25% (Base Rate plus 3.25%), and Term Loan B will be at LIBOR plus 4.75% (Base Rate plus 3.75%). The Term Loan A shall amortize in quarterly payments commencing on March 31, 2003 in annual principal amounts of $15.0 million, $20.0 million and $20.0 million, respectively, for fiscal years 2003 through 2005. The Term Loan B shall have no payments until 2006 when quarterly payments will commence in annual principal amounts of $20.0 million and $42.0 million, respectively, for fiscal years 2006 and 2007.

     The Facilities are collateralized by all tangible and intangible assets, including the stock of the Company's subsidiaries. In addition, the Company must meet certain financial covenants including minimum EBITDA, interest coverage, leverage ratio and capital expenditures.

DISCLAIMER  REGARDING  FORWARD-LOOKING  STATEMENTS

     Certain statements contained herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this report regarding the Company's financial position, business strategy, budgets and plans and objectives of management for future operations are forward-looking statements. Although the management of the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-looking statements. Such factors include, among others, the risk and other factors set forth under "Risk Factors" in the Company's Registration Statement on Form S-4 filed with the Commission and under the heading "Government Regulation" in the Company's Annual Report on Form 10-K for 2001 as well as the following: general economic and business conditions; industry trends; the loss of major customers, suppliers or managed vision care contracts; cost and availability of raw materials; changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital.


(c)  Exhibits:

                99.1     Credit  Agreement  dated  as  of  December  23,  2002


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                        EYE CARE CENTERS OF AMERICA, INC.


December 31, 2002             /s/  Alan  E.  Wiley
----------------               --------------------
Dated                          Executive  Vice  President  and
                               Chief  Financial  Officer